Exhibit 23.1


              Registered Independent Public Accounting Firm Consent

We consent to the incorporation by reference in the Registration Statements No. 33-48932, 33-48934, 33-72268, 33-81416, 33-81418, 333-17375, and 333-17377 of
Abraxas Petroleum Corporation on Form S-8 of our report dated February 28, 2005, relating to the consolidated financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form10-K.



/s/BDO Seidman, LLP
March 29, 2005